UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2015

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600

Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

La Quinta Holdings Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 8, 2015 at 10:00 a.m., Central Time, at La Quinta Inn & Suites DFW Airport South/Irving, 4105 West Airport Freeway, Irving, Texas 75062. The matters voted upon at the 2015 Annual Meeting of Stockholders and the final results of the votes were as follows:

(1) Election of all directors of the Company to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non- Votes

Wayne B. Goldberg	119,705,116	1,212,859	3,245,917
Glenn Alba	116,542,732	4,375,243	3,245,917
Alan J. Bowers	119,930,874	987,101	3,245,917
Henry G. Cisneros	120,112,205	805,770	3,245,917
Giovanni Cutaia	117,038,356	3,879,619	3,245,917
Brian Kim	117,362,751	3,555,224	3,245,917
Michael B. Nash	119,325,199	1,592,776	3,245,917
Mitesh B. Shah	120,116,154	801,821	3,245,917
Gary M. Sumers	119,821,255	1,096,720	3,245,917

(2) Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non- Votes
122,861,030	1,286,383	16,479	-0-

(3) Approval of the Company’s 2015 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non- Votes
120,226,680	677,548	13,747	3,245,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC. (Registrant)

By:	/s/ Keith A. Cline
	Name:	Keith A. Cline
	Title:	Executive Vice President & Chief Financial Officer

Date: May 11, 2015